January 19, 2006

Valero Energy Corporation

P.O. Box 696000

San Antonio, Texas 78269-6000

Attention: Corporate Secretary

Re: Form 3, Form 4 and Form 5 Reporting

The undersigned hereby constitutes and appoints Jay D. Browning and J. Stephen Gilbert, or either of them, each with power to act without the other, as my true and lawful attorneys-in-fact and agents,

for me in my name, place and stead, to sign and file any Form 3, Form 4 or Form 5 (including amendments to these forms) required to be filed by me pursuant to Section 16(a) of the Securities Act of 1934,

as amended, with respect to the Common Stock, $.01 par value, and any other equity securities of Valero Energy Corporation.  This authority shall remain in full force and effect until revoked by me in writing.

Each said agent and attorney-in-fact is hereby authorized to file or cause to be filed with the Securities and Exchange Commission a duplicate of this letter to serve as confirmation of the authority of such attorney-

in-fact and agent to file such Forms.

Very truly yours,

(signature) Richard J. Marcogliese